SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2003

KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant's telephone number, including area code)

Item 9.  Regulation FD Disclosure

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

     Representatives of Kinder Morgan, Inc. ("KMI"), Kinder Morgan Energy Partners, L.P. ("KMP") and Kinder Morgan Management, LLC ("KMR") intend to make presentations on September 17, 2003, at various meetings with investors, analysts and others, and on September 18, 2003 at the Merrill Lynch Power & Gas Leaders Conference, to discuss the second quarter and year-to-date financial results, business plans and objectives of KMI, KMP and KMR. Interested parties will be able to view the materials presented at the meetings and the conference by visiting KMI's web site at: http://www.kindermorgan.com/investor/presentations.

     Interested parties may also access the Merrill Lynch Power & Gas Leaders Conference presentation by audio webcast both live and on-demand. The live presentation can be accessed at:
http://www.wallstreetwebcasting.com/webcast/ml13/ml13%5Fpanel4/ by choosing the webcast link and completing the registration page. The live presentation is scheduled to begin at 7:30 a.m. E.S.T. An on-demand webcast (replay) for the presentation will be available within 24 hours of the actual presentation, will remain available for 14 days, and can also be accessed at:
http://www.wallstreetwebcasting.com/webcast/ml13/ml13%5Fpanel4/.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	KINDER MORGAN G.P., INC.,
its general partner

By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: September 16, 2003	By:	/s/	Joseph Listengart
Joseph Listengart Vice President and General Counsel